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                                                                    EXHIBIT 3.21

                       CERTIFICATE OF LIMITED PARTNERSHIP

         The undersigned General Partner, who desires to from a limited partnership, certifies that:

1.       The name of the partnership is Duke Energy Kaufman, L.P.

2. The address of the partnership's registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3. The name of the partnership's registered agent for service of process is The Corporation Trust Company.

4.       The address of the agent is 1209 Orange Street, Wilmington, Delaware
19801.

5. The address of the principal office where records that are required to be kept will be kept or made available is 5400 Westheimer Court, Houston, Texas 77056-5310.

6. The name, mailing address and street address of the business or residence of the general partner is as follows:

                 Name:                            Duke Energy Kaufman, Inc.

                 Mailing Address:                 P.O. Box 1642
                                                  Houston, Texas 77251-1642

                 Street Address:                  5400 Westheimer Court
                                                  Houston, Texas 77056-5310

7. This certificate of limited partnership shall be effective on the date of filing with the Secretary of State.

                                              Duke Energy Kaufman, Inc.

                                              By: /s/ Larry A. Wall, Jr
                                                  ----------------------------
                                                  Name: Larry A. Wall, Jr.
                                                  Title: Vice President

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                                CONSENT TO USE OF NAME

         Duke Energy Kaufman, Inc., a corporation organized under the laws of the State of Delaware, hereby consents to the formation of Duke Energy Kaufman, L.P. in the State of Delaware.

         IN WITNESS WHEREOF, the said Duke Energy Kaufman, Inc,. has caused this consent to be executed by its Vice President, Secretary and General Counsel and attested under its corporate seal by its Assistant Secretary, this 24th day of May, 1999.

                                     DUKE ENERGY KAUFMAN, INC.

                                     By: /s/ Brent C. Bailey
                                         ----------------------------
                                         Name:  Brent C. Bailey
                                         Title: Vice President, Secretary and
                                                General Counsel

Attest:

/s/ Beverly J. Fite
------------------------------------
Beverly J. Fite, Assistant Secretary

(SEAL)

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            DUKE ENERGY KAUFMAN, L.P.

         The undersigned hereby desires to amend the Certificate of Limited Partnership of Duke Energy Kaufman, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, and hereby certifies as follow:

         1.       The name of the Limited Partnership is Duke Energy Kaufman,
L.P.

         2. Number 1. of the Certificate of Limited Partnership shall be amended to read as follows:

         "The name of the partnership is KAUFMAN COGEN LP"

         3. Number 5. of Certificate of Limited Partnership shall be amended to read as follows:

         "The address of the principal office where records that are required to be kept will be kept or made available is 901 Marquette Avenue, Suit 2300, Minneapolis, MN 55402"

         4. Number 6. of the Certificate of Limited Partnership shall be amended to read as follows:

         "The name and mailing address of the business of the general partner is as follows:

         "Name:                  NRG Kaufman LLC

         Mailing Address         901 Marquette Avenue
                                 Suite 2300
                                 Minneapolis, MN 55402
                                 Attn: Kathy Osteraas"

         IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 18th day of December 2000.

                                                DUKE ENERGY KAUFMAN, INC.,
                                                the general partner

                                                By:   /s/ Madeline A. Coblenz
                                                      --------------------------
                                                Name:  Madeline A. Coblenz
                                                Title: Assistant Secretary

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                                NRG KAUFMAN LLC, the new general partner as
                                of the filing of this Amendment

                                By:    /s/ Kathryn J. Osteraas
                                       -------------------------------------
                                Name:  Kathryn J. Osteraas
                                Title: Assistant Secretary